Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT is made and entered into as of 5th day of March, 2012 (the “Effective Date”), by and between Boulevard Forest & Trees LLC, a North Carolina limited liability company ("Seller"), and Bainbridge Communities Acquisition I, LLC, a Florida limited liability company ("Buyer"). Seller and Buyer are sometimes referred to herein as the “Parties.”

WHEREAS, Seller is the owner of the Property (as such term is defined below); and

WHEREAS, Seller desires to sell the Property to Buyer, and Buyer desires to purchase the Property from Seller, on the terms and conditions set forth in this Agreement.

1.         Definitions.  The following terms shall have the following meanings when used in this Agreement:

"Agreement"  shall mean this Purchase and Sale Agreement, including all exhibits attached hereto.

"Broker" has the meaning set forth in Section 11.1.

"Business Day" shall mean a day other than a Saturday, Sunday or day on which banking institutions in the City of Durham, State of North Carolina are authorized or required by law or executive order to be closed.

"Buyer's Objections" has the meaning set forth in Section 5.1.

"Cash" shall mean United States currency represented by cash in hand or federally insured wire transfer.

"City Approvals" has the meaning set forth in Section 5.8.

"Closing" or "Close of Escrow" shall mean the consummation of the Transaction, as evidenced by the delivery of all required funds and documents to Escrow Agent, Buyer, or Seller as the case may be.

"Closing Date" shall mean 60 days from the date of Buyer's receipt of the City Approvals, provided however that in no event shall the Closing Date be later than December 31, 2012, unless extended pursuant to Section 6.1.

“Danziger Property” has the meaning set forth in the Option Agreement.

"Earnest Money Deposit" shall collectively mean the Initial Earnest Money Deposit, the Second Earnest Money Deposit, the Extension Fees and all accrued interest thereon.

"Escrow" shall mean the escrow created pursuant to this Agreement.

"Escrow Agent" shall mean First American Title Insurance Company.

“Extension Fees” has the meaning set forth in Section 6.1.

"Initial Earnest Money Deposit" has the meaning set forth in Section 3.1.

“Initial Option Payment” has the meaning set forth in the Option Agreement.

"Inspection" has the meaning set forth in Section 5.5.

"Inspection Period" has the meaning set forth in Section 5.6.

“Inspection Reports” has the meaning set forth in Section 5.5(b).

“Option Agreement” shall mean the Option Agreement to be executed and delivered by J. Michael Waldroup, Trustee of The J. Michael Waldroup Living Trust Dated January 26, 2007, Marc David Waldroup, Kristin Maria Ramsden and Boulevard Properties LLLP (collectively, “Grantor”) and Buyer at Closing in the form attached hereto as Exhibit E.

"Permitted Exceptions" shall mean all matters affecting title to the Property approved, deemed approved or waived by Buyer in accordance with Sections 5.1, 5.2 and 5.3.

"Personal Property" shall mean all of Seller's right, title and interest, if any, in and to (i) all land use or other consents, authorizations, variances, waivers, licenses, permits and other approvals issued by any governmental or quasi-governmental authority pertaining solely to the Property; (ii) all entitlements, plans and specifications, engineering and other reports and surveys pertaining solely to the Property; and (iii) all other items of tangible and intangible personal property used solely in connection with the Property.

"Property" shall mean the real property owned by Seller and located in Durham, North Carolina, which is generally depicted on Exhibit A attached hereto, together with all right, title and interest, if any, of Seller in and to all strips and gores and any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Property, and all easements, rights-of-way, privileges, licenses, and all appurtenances thereto. At such time as the property depicted in Exhibit A is subdivided pursuant to the terms of this Agreement, and a subdivision plat (“Plat”) is recorded effectuating such subdivision, the legal description of the Property as set forth in the Plat shall be substituted in place of the depiction attached hereto as Exhibit “A” and shall be the description of the Property conveyed to Buyer as part of the Closing.

"Purchase Price" shall mean the total purchase price to be paid by Buyer for the Property, as set forth in Section 3.

"Second Earnest Money Deposit" has the meaning set forth in Section 3.2.

“Seller’s Affiliates” shall collectively mean (i) BP Phase2 LLC, (ii) Boulevard Properties LLLP, (iii) LH Boulevard LLC, (iv) Barnyard LLC, (v) J. Michael Waldroup, Trustee of The J. Michael Waldroup Living Trust Dated January 26, 2007, (vi) Marc David Waldroup, (vii) Kristin Maria Ramsden, and (viii) J. Michael Waldroup.

“Seller’s Property” shall mean the real property identified in Exhibit A-1 attached hereto, owned by Seller or Seller’s Affiliates and located in Durham, North Carolina, less and except the Property but including, without limitation, the Danziger Property.

"Survey" has the meaning set forth in Section 5.2.

"Title Commitment" has the meaning set forth in Section 5.1.

"Transaction" shall mean the purchase and sale contemplated by this Agreement.

"1445 Affidavit" has the meaning set forth in Section 6.2(b).

2.          Definitive Agreement for Purchase and Sale of Property.  Upon full execution, this Agreement shall be a binding agreement between Buyer and Seller for the purchase and sale of the Property and Personal Property on the terms, conditions and provisions set forth in this Agreement. This Agreement supersedes all other written or oral agreements between Buyer and Seller concerning the Transaction.

3.          Purchase Price and Method of Payment; Earnest Money.  The Purchase Price for the Property payable by Buyer to Seller shall be an amount equal to $4,480,000 plus an amount equal to $14,000 multiplied by the number of multi-family residential units in excess of 320 units approved by the City of Durham, as part of the City Approvals, for construction on the Property, and shall be payable as follows:

3.1      Earnest Money Deposit of Fifty Thousand and No/100 Dollars ($50,000) (the "Initial Earnest Money Deposit"), in Cash, to be deposited by Buyer with Escrow Agent on or prior to three (3) Business Days following the Effective Date, time being of the essence;

3.2      Fifty Thousand and No/100 Dollars ($50,000) (the "Second Earnest Money Deposit", in Cash, to be deposited by Buyer with Escrow Agent on or prior to three (3) Business Days immediately following Buyer’s receipt of the City Approvals, time being of the essence; and

3.3      the amount equal to the total Purchase Price less the Earnest Money Deposit to be paid by Buyer to Seller, in Cash, at the Closing.

4.          Disposition of Earnest Money Deposit.  Seller and Buyer hereby instruct Escrow Agent to place the Earnest Money Deposit in a federally-insured interest-bearing account, subject to immediate withdrawal. Seller and Buyer agree that the Earnest Money Deposit shall be applied as follows and hereby instruct Escrow Agent to apply the Earnest Money Deposit as follows:

4.1      In the event the Transaction is consummated, the Earnest Money Deposit shall be paid and delivered immediately to Seller at Closing and shall be applied against the Purchase Price that shall be paid to Seller;

4.2      In the event the Transaction is not consummated due to Seller's failure to perform all of Seller's obligations under this Agreement (beyond any applicable notice or grace period), then Buyer shall give written notice to Escrow Agent and Seller that Seller has defaulted in the performance of its obligations under this Agreement beyond the applicable grace period (the "Buyer’s Notice"). Seller shall have five (5) business days after receipt of the copy of the Buyer's Notice to deliver written notice to Escrow Agent objecting to the release of the Earnest Money Deposit to Buyer ("Seller's Objection Notice"), with a copy of Seller’s Objection Notice simultaneously delivered to Buyer. If Escrow Agent does not receive a timely Seller's Objection Notice, the Escrow Agent shall deliver the Earnest Money Deposit then on deposit with Escrow Agent to Buyer on the next business day. If Escrow Agent does receive a timely Seller's Objection Notice, the Escrow Agent shall release the Earnest Money Deposit only upon receipt of, and in accordance with, written instructions signed by Seller and Buyer or the final order of a court of competent jurisdiction.

4.3      In the event the Transaction is not consummated due to Buyer's cancellation of this Agreement pursuant to any provision herein which permits Buyer to terminate this Agreement (other than in connection with Seller’s failure to perform any of its obligations under this Agreement) then the Earnest Money Deposit shall be paid and delivered immediately to Buyer upon such termination; and

4.4      In the event the Transaction is not consummated due to Buyer's failure to perform all of Buyer's obligations under this Agreement (beyond any applicable notice or grace period), then Seller shall give written notice to Escrow Agent and Buyer that Buyer has defaulted in the performance of its obligations under this Agreement beyond the applicable grace period (the "Seller's Notice"). Buyer shall have five (5) business days after receipt of the copy of the Seller's Notice to deliver written notice to Escrow Agent objecting to the release of the Earnest Money Deposit to Seller ("Buyer's Objection Notice"), with a copy of Buyer’s Objection Notice simultaneously delivered to Seller. If Escrow Agent does not receive a timely Buyer's Objection Notice, the Escrow Agent shall deliver the Earnest Money Deposit then on deposit with Escrow Agent to Seller on the next business day. If Escrow Agent does receive a timely Buyer's Objection Notice, the Escrow Agent shall release the Earnest Money Deposit only upon receipt of, and in accordance with, written instructions signed by Seller and Buyer or the final order of a court of competent jurisdiction.

5.          Preliminary Title Commitment and Objections; Survey; Title Insurance Policy; Inspection.

5.1      Preliminary Title Commitment and Objections.  Within seven (7) Business Days after the Effective Date, Seller shall deliver to Buyer a current survey of the Property and a current survey of the Danziger Property (which may be one and the same survey), together with copies of any existing title policy in Seller’s reasonable control covering the Property or the Danziger Property. Promptly following its receipt of the existing title policy(ies), Buyer shall order from Escrow Agent a preliminary title commitment with respect to the Property disclosing all matters of record and Escrow Agent's requirements for closing the Escrow and issuing an ALTA standard coverage owner's policy of title insurance with respect to the Property, together with legible copies of all instruments referred to therein (collectively, the "Title Commitment"). No later than the end of the Inspection Period, time being of the essence, Buyer shall deliver to Seller, in writing, any of Buyer’s objections to any easements, liens, encumbrances or other exceptions or requirements in the Title Commitment (except for real property taxes and assessments not due and payable which may constitute a lien on the Property) ("Buyer's Objections"). If Buyer fails to object timely, then the Title Commitment shall be deemed approved by Buyer. If Buyer's Objections are timely made, Seller will use commercially reasonable efforts to cure the matters covered by Buyer's Objections on or before the date which is thirty (30) days from the expiration of the Inspection Period or will advise Buyer, in writing, of Seller’s election not to so cure. If Seller is unable or unwilling to cure the matters covered by Buyer's Objections on or before such date upon terms acceptable to Buyer in Buyer's sole and absolute discretion, then Seller, in writing prior to the expiration of the date which is thirty (30) days from the expiration of the Inspection Period shall so notify Buyer and Buyer, within five (5) Business Days from receipt of Seller's notice, time being of the essence, shall, in writing, either (a) waive such of Buyer's Objections as Seller shall have been unable or unwilling to cure (without a reduction in the Purchase Price) or (b) cancel this Agreement, whereupon, the Earnest Money Deposit shall be returned to Buyer and all rights and liabilities arising hereunder shall automatically terminate, with the exception of the obligations which expressly survive termination of this Agreement. If Buyer does not provide its election notice timely, then Buyer shall be deemed to have waived such uncured Buyer’s Objections and to have elected to proceed with the Transaction on the terms and conditions of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Seller shall pay all monetary liens and encumbrances (up to the amount of the Purchase Price) prior to or at Closing and Buyer shall have no obligation to object thereto.

5.2       Survey.

(a)       Buyer shall have the right to obtain a new survey of the Property (as contemplated as of the Effective Date) during the Investigation Period (the "Preliminary Survey"). Prior to the expiration of the Investigation Period, time being of the essence, Buyer shall provide to Seller any objections to the boundaries and legal description of the Property (as contemplated as of the Effective Date) and all easements, encroachments, improvements and other matters shown on the Preliminary Survey, in writing (the "Survey Objections"). If Buyer fails to object timely, then the Property's easements, encroachments, improvements as reflected on the Preliminary Survey and all other matters reflected on the Preliminary Survey (other than the boundaries and legal description) shall be deemed approved by Buyer. If the Survey Objections are timely made, Seller will use commercially reasonable efforts to cure the matters covered by the Survey Objections on or before the date which is thirty (30) days from the expiration of the Inspection Period or will advise Buyer, in writing, of Seller’s election not to so cure. If Seller is unable or unwilling to cure the matters covered by the Survey Objections on or before such date upon terms acceptable to Buyer in Buyer's sole and absolute discretion, then Seller, in writing prior to the expiration of the date which is thirty (30) days from the expiration of the Inspection Period shall so notify Buyer and Buyer, within five (5) Business Days from receipt of Seller's notice, time being of the essence, shall, in writing, either (a) waive such of the Survey Objections as Seller shall have been unable or unwilling to cure (without a reduction in the Purchase Price) or (b) cancel this Agreement, whereupon, the Earnest Money Deposit shall be returned to Buyer and all rights and liabilities arising hereunder shall automatically terminate, with the exception of the obligations which expressly survive termination of this Agreement. If Buyer does not provide its election notice timely, then Buyer shall be deemed to have waived such uncured Survey Objections and to have elected to proceed with the Transaction on the terms and conditions of this Agreement.

(b)       Notwithstanding anything to the contrary contained in this Agreement, Buyer shall have the right to obtain a new or updated survey of the Property once the subdivision plat contemplated in Section 5.12 has been approved by both Buyer and Seller (the "Final Survey"). No later than fifteen (15) Business Days after Buyer and Seller have approved the subdivision plat, time being of the essence, Buyer shall provide to Seller any objections to the boundaries and legal description of the Property and all easements, encroachments, improvements and other matters shown on the Final Survey not previously shown to affect the Property in the Preliminary Survey, in writing (the "Updated Survey Objections"). If Buyer fails to object timely, then the legal description and the boundaries of the Property, the Property's easements, encroachments, improvements as reflected on the Final Survey and all other matters reflected on the Final Survey shall be deemed approved by Buyer. If the Updated Survey Objections are timely made, Seller will use commercially reasonable efforts to cure the matters covered by the Updated Survey Objections before the date which is thirty (30) days following Seller’s receipt of the Updated Survey Objections (and the Closing may be extended up to such thirty (30) day period to the extent necessary). If Seller is unable or unwilling to cure the matters covered by the Updated Survey Objections before such date upon terms acceptable to Buyer in Buyer's sole and absolute discretion, Seller, in writing prior to the date which is thirty (30) days following Seller’s receipt of the Updated Survey Objections, shall notify Buyer and Buyer, within five (5) Business Days from receipt of Seller's notice, time being of the essence, shall, in writing, either (a) waive such of the Updated Survey Objections as Seller shall have been unable or unwilling to cure (without a reduction in the Purchase Price) or (b) cancel this Agreement, whereupon the Earnest Money Deposit shall be returned to Buyer and all rights and liabilities arising hereunder shall automatically terminate, with the exception of the obligations which expressly survive termination of this Agreement. If Buyer does not provide its election notice timely, then Buyer shall be deemed to have waived such uncured Updated Survey Objections and to have elected to proceed with the Transaction on the terms and conditions of this Agreement.

5.3       Subsequent Acts; Update.  After the date of the Title Commitment, but prior to Closing or the termination of this Agreement, Seller shall not enter into any easements, encumbrances or other title matters or recordable instrument affecting the Property, nor take any other action to cause title to the Property to differ from the condition of title approved by Buyer, without Buyer’s consent, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Seller shall have the right (i) to cause the Property to be subdivided from Seller’s other property and to record the Plat effectuating such subdivision, upon the terms and conditions contained in this Agreement, and (ii) to develop and implement the Signage Plan in accordance with Section 5.11. The Title Commitment may be updated periodically by Buyer. In the event any update to the Title Commitment shows new exceptions to title to the Property (other than as expressly permitted under this Section 5.3), then each such new or additional exception shall be deemed to be objectionable to Buyer and shall be removed by Seller promptly upon Buyer’s request, but in all events, prior to the Closing Date.

5.4       Title Insurance Policy.  At the Close of Escrow, Escrow Agent shall commit to issue to and in favor of Buyer a standard coverage owner's policy of title insurance (“Title Policy”) with respect to the Property in the amount of the Purchase Price, effective on the date of the Close of Escrow, insuring fee simple title to the Property in Buyer subject only to the Permitted Exceptions and together with such endorsements as Buyer may reasonably request.

5.5       Inspection.

(a)       During the term of this Agreement, Buyer, with the reasonable cooperation of Seller, at Buyer's expense, has the right to inspect, test, analyze, study and evaluate the Property and Personal Property, otherwise investigate the feasibility and desirability of acquiring the Property and the Personal Property from Seller and complete any studies of the Property and the Personal Property as Buyer may desire (collectively and individually, "Inspection"). Seller shall provide to Buyer, within seven (7) Business Days after the Effective Date, all information concerning the Property in Seller's possession or reasonably available to Seller, including but not limited to zoning information, engineering studies, geotechnical investigations, environmental investigations, easements, water/storm water and sanitary sewer capacity letters relating to the Property, ad valorem property tax bills for 2009, 2010 and 2011, any covenants, conditions and restrictions and related architectural guidelines affecting the Property and any other written agreements impacting the use of the Property, in all cases on the express condition that Buyer agrees to treat such information and materials as confidential (collectively, the “Evaluation Materials”). In addition, Seller shall deliver to Buyer any additional Evaluation Materials with respect to the Property within three (3) business days of the Seller’s receipt thereof. Buyer acknowledges and agrees that any Evaluation Material prepared by third parties are being provided by Seller as an accommodation to Buyer and without representation, recourse or warranty by Seller as to the accuracy or completeness thereof or the suitability of the information contained therein for any purpose whatsoever.

(b)       Seller hereby grants to Buyer and Buyer's agents, employees and contractors a non-exclusive right and license to enter upon the Property to conduct the Inspection at reasonable times and, with respect to any invasive testing only, upon reasonable prior notice to Seller (at least one (1) Business Day) and subject to Seller’s prior approval, not to be unreasonably withheld, conditioned or delayed. Upon completion of each Inspection, Buyer shall restore the Property inspected to its condition prior to the Inspection. Buyer hereby indemnifies and defends Seller, its members, managers, officers and employees (collectively, the “Seller Parties”), against, and agrees to hold the Seller Parties harmless for, from and against all claims, costs, fees (including witness and attorneys' fees), expenses, loss, damage and liability of any kind that may be asserted against or incurred by any of the Seller Parties as a result of the Inspection; provided, however, the indemnity shall not extend (a) to protect the Seller Parties from any pre-existing liabilities for matters merely discovered by Buyer (i.e., latent environmental contamination) or (b) to the extent any claims, costs, fees, expenses, loss, damage or liability are attributable to the action or inaction of the Seller Parties. The obligations of Buyer under this Section 5.5 shall survive Closing and/or termination of this Agreement. All studies, reports and other written materials derived from or reflecting the Inspection are hereinafter referred to, collectively, as “Inspection Reports”.

(c)       All actions taken by or on behalf of Buyer in connection with the Inspection shall be in accordance with all applicable laws, rules and regulations of the appropriate governmental authorities having jurisdiction over the Property. Buyer shall (A) not unreasonably interfere with the use of the Property, (B) promptly pay when due the cost of all Inspections, (C) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder, (D) provide Seller with copies of all Inspection Reports, and (E) prior to and as a condition to any Inspections, deliver to Seller certificates of insurance evidencing comprehensive liability insurance (including coverage for contractual indemnities) with a combined single limit of at least $1,000,000 in a form reasonably acceptable to Seller, and naming Seller as an additional insured.

(d)      The obligations of Buyer under this Section 5.5 shall survive Closing and/or termination of this Agreement.

5.6      Inspection Period.   Buyer shall have until sixty (60) days after the Effective Date (the "Inspection Period") in which to complete the Inspection. If, based upon the Inspection, Buyer determines that Buyer, in its sole discretion, wishes to proceed with the Transaction, Buyer shall give written notice to Seller to confirm Buyer's intention of moving forward with the Agreement prior to the expiration of the Inspection Period, time being of the essence. If Buyer does not timely elect to proceed with this Agreement pursuant to this Section 5.6, then this Agreement and all rights and liabilities arising hereunder shall automatically terminate, whereupon the Earnest Money Deposit shall be returned to Buyer and all rights and liabilities arising hereunder shall automatically terminate, with the exception of the obligations which expressly survive termination of this Agreement. In addition, Buyer shall also have the right, in Buyer’s sole and absolute discretion, at any time on or before the expiration of the Inspection Period, to terminate this Agreement by sending written notice of such termination to Seller, in which event the Earnest Money Deposit shall be returned to Buyer and all rights and liabilities arising hereunder shall automatically terminate, with the exception of the obligations which expressly survive termination of this Agreement. In the event the Agreement is terminated pursuant to this Section 5.6 or for any other reason other than as a result of a default by Seller under this Agreement, Buyer shall deliver to Seller, without any representation or warranty whatsoever, copies of any Inspection Reports in Buyer’s possession not previously provided to Seller; provided, however, the delivery of such Inspection Reports shall not in any way be a condition to Buyer’s return of the Earnest Money Deposit. The foregoing sentence shall survive Closing and/or termination of this Agreement.

5.7      Independent Examination.  Buyer hereby acknowledges that it has been, or will have been, given, prior to the expiration of the Inspection Period, a full, complete and adequate opportunity to make such legal, factual and other determinations, analyses, inquiries and investigations as Buyer deems necessary or appropriate in connection with the acquisition of the Property. Buyer is relying upon its own independent examination of the Property and all matters relating thereto and not upon any statements (other than representations in this Agreement) of Seller or of any manager, member, officer, director, employee, agent or attorney of Seller or of its affiliates with respect to acquiring the Property. The provisions of this Section 5.7 shall survive Closing and/or termination of this Agreement.

5.8      City Approvals.   Buyer's obligation to proceed with the Transaction is contingent upon the City of Durham, and any other applicable governmental authorities having jurisdiction over the Property, granting and adopting any necessary amendment to any development plan applicable to the Property, all zoning approvals, site plan approvals and ordinances necessary for Buyer's proposed development and use of the Property as a luxury multifamily housing community containing at least 320 multi-family units, together with associated parking and other related amenities and infrastructure, in each case subject only to stipulations, conditions and restrictions acceptable to Buyer in its sole and absolute discretion

(collectively, the "City Approvals"). The City Approvals shall be deemed obtained when final, unappealable approvals for such City Approvals are adopted by the City of Durham and the statutory periods for any appeal, protest or referendum have expired without an appeal, protest or referendum being filed or pursued, or if such appeal shall have been taken, such appeal(s) shall have been finally and conclusively resolved in favor of the applicable approval. Buyer shall pursue the City Approvals on the following terms and conditions:

(a)

Prior to the expiration of the Inspection Period, Buyer shall provide written notice to Seller of Buyer’s third party professional consultants that Buyer intends to engage to assist in obtaining City Approvals (“Buyer’s Consultants”). Buyer shall select Buyer’s Consultants who are in Buyer’s opinion experienced in working with the Durham City-County Planning Department (the “Planning Department”) and in pursuing project approvals similar to the City Approvals.

(b)

Buyer and Buyer’s Consultants shall prepare, at Buyer’s sole cost and expense, such documents and applications as may be required to obtain all of the City Approvals Buyer and Buyer’s Consultants determine to be required (collectively, the “Applications”) and shall submit the Applications to Seller for its review and approval (which shall not be unreasonably withheld or delayed) no later than forty-five (45) days following expiration of the Inspection Period, time being of the essence, provided that nothing contained in this Agreement shall prohibit Buyer from preparing the Applications and pursuing their submittal in accordance with this Section 5.8 prior to the expiration of the Inspection Period. In no event shall the Applications include any proposal that would adversely affect any Seller’s Property, or be conditioned on any entitlements from any such other Seller’s Property, or materially enlarge or reconfigure the Property as of the Effective Date, without Seller’s prior consent, which consent shall not be unreasonably withheld, conditioned or denied. Notwithstanding the foregoing, to the extent that Buyer has reasonably determined that the City of Durham will not permit any existing road to serve as a second means of access to the proposed development on the Property, the Applications (as applicable) shall include a road to be located on Seller’s Property between "OUTPARCEL 1" and “OUTPARCEL 2”, in the location outlined on Exhibit D, for the purpose of providing additional access for the Property as well as the balance of Seller’s Property to Southwest Durham Parkway (the “Additional Road”); provided however, Seller shall have the right, in its sole discretion and at any time prior to the re-submittal of Application materials following the first round of comments from Planning Department staff, to require that Buyer relocate the proposed location of the Additional Road to the “Alternative” alignment set forth on Exhibit D if an Additional Road is required by the City of Durham, and in such event Seller shall bear all additional design, engineering and construction costs that arise directly as a result of such relocation, as reasonably determined by Seller and Buyer. Subject to Seller's right to require the relocation of the Additional Road in accordance with the remainder of this Section 5.8(b), within five (5) days following Seller’s receipt of the proposed Applications, Seller shall provide Buyer with any comments and required revisions to the Applications (which comments shall be limited to items which directly impact the Seller’s Property, such as access and shared storm water. If Buyer is unwilling to effectuate the changes to the Applications in accordance with Seller’s comments and required revisions, the Parties shall work in good faith in an attempt to reach an agreement on the form of the Applications. In the event that the Parties are unable to reach agreement on the form of the Applications on or before the 75th day following the expiration of the Inspection Period, this Agreement shall automatically terminate, whereupon the Earnest Money Deposit shall be returned to Buyer and all rights and liabilities arising hereunder shall automatically terminate, with the exception of the obligations which expressly survive termination of this Agreement. This Section 5.8(b) shall survive Closing.

(c)

If the Parties reach agreement on the form of the Applications, Buyer shall promptly submit same to the applicable governmental authority(ies) at Buyer’s sole cost and expense, no later than five (5) Business Days after the later of (i) the date that the Parties reach agreement on the form of the Applications or (ii) the expiration of the Inspection Period. Thereafter, Buyer shall (and shall cause Buyer’s Consultants to):

(i)

diligently pursue the City Approvals, including, without limitation, promptly responding to all requests by members of the Planning Department staff, attending all meetings with Planning Department staff, and timely making all required submissions to the Planning Department.

(ii)

be prohibited from making or causing any material changes to the Applications without Seller’s prior consent, which consent shall not be unreasonably withheld, conditioned or denied, if those changes relate to access to the Property or to the size or configuration of the Property, or which otherwise negatively affect Seller’s Property.

(iii)	promptly advise Seller of Buyer’s receipt of the City Approvals or any denial of the City Approvals, and provide to Seller the corresponding approval or denial documentation.

(d)

Buyer and Seller (at no additional cost to Seller) shall reasonably cooperate with each other and with the governmental authorities in an effort to obtain the City Approvals as quickly as possible (subject to the parties’ respective rights to exercise their sole discretion in agreeing to the Applications). In connection with the foregoing, Seller shall execute and deliver such documents as may be reasonably required by the governmental authorities in connection with the Applications and City Approvals, as applicable, within five (5) days of request thereof from Buyer.

(e)

If, at anytime during the term of this Agreement, (i) the City Approvals are denied or (ii) Buyer, in its reasonable judgment, believes that the conditions associated with the City Approvals would render the purchase of the Property and construction of the Property not economically feasible, then Buyer shall have the right to terminate this Agreement by providing written notice to Seller, whereupon the Earnest Money Deposit shall be returned to Buyer and all rights and liabilities arising hereunder shall automatically terminate, with the exception of the obligations which expressly survive termination of this Agreement.

5.9        Integrated Storm Water Management Plan.    Buyer and Buyer’s Consultants shall use commercially reasonable efforts to meet storm water treatment requirements, based on Buyer’s proposed development of the Property, within the boundaries of the Property. If Buyer and Buyer’s Consultants determine that a storm water treatment facility will be required to be located on Seller’s Property in order to accommodate Buyer’s proposed development of the Property, Buyer and Seller shall cooperate in the development of an integrated storm water management plan for the Property and Seller’s Property (the “Storm Water Plan”), which Storm Water Plan shall address, without limitation, the development, cost (including permit fees and any required payment to the Durham Storm Water Facility Replacement Fund), use, possible expansion, and permanent maintenance of such storm water treatment facility. At Closing, provided Buyer deems the Storm Water Plan necessary, the Parties shall execute and deliver an easement, in a form reasonably acceptable to Buyer and Seller, which will provide for the Storm Water Plan.

5.10      Additional Road.    At Closing, provided that the Additional Road is included in the City Approvals, Seller and Buyer shall execute and deliver an easement agreement, in a form reasonably acceptable to Buyer and Seller, pursuant to which Seller shall grant to Buyer a temporary construction easement to construct the Additional Road, and a permanent access easement of the Additional Road, and Buyer shall agree to be fully responsible for the cost of constructing and installing the Additional Road and to fully indemnify and hold the Seller Parties harmless from and against all claims and damages arising out of Buyer’s exercise of its rights under such easement agreement (the “Road Easement Agreement”). Seller shall cause any lien holder having an interest in the Additional Road to subordinate its interest in and to the Road Easement Agreement. The Road Easement Agreement shall provide that all costs related to the Additional Road after its construction and installation shall be proportionately shared by all properties which have use and access thereto based upon a reasonable calculation of average daily trips generated by such properties.

5.11      Signage Plan.  Within sixty (60) days following the Effective Date, Seller, with reasonable input from Buyer, shall develop, and thereafter submit to the applicable local authority(ies) for approval, a proposed signage plan applicable, in whole or in part, to the Property which would impose signage requirements and standards on the Property (the “Signage Plan”). The Signage Plan shall be subject to Buyer’s prior written approval, not to be unreasonably withheld. Buyer and Seller shall reasonably cooperate to timely develop and diligently pursue approval of the Signage Plan, including, without limitation, by executing and delivering such documentation as may be necessary in connection with obtaining such approvals. In addition, the Signage Plan shall include a provision that permits (or, otherwise, this Section 5.11 shall serve as evidence that Buyer does hereby authorize) Seller to amend such Signage Plan in the future without Buyer’s prior consent provided that such amendment does not render Buyer’s existing signage non-conforming or in violation of the Signage Plan, as amended. In addition, the "Common Signage Plan" (CSP) applicable to this area and approved by the City of Durham shall include a provision that permits (or, otherwise, this Section 5.11 shall serve as evidence that Buyer does hereby authorize) Seller to amend such Signage Plan in the future without Buyer’s prior consent provided that such amendment (i) does not require any modification to Buyer's existing signage and (ii) does not render Buyer’s existing signage non-conforming or in violation of the Signage Plan, as amended, thereby allowing full reconstruction of the original design in the event of damage or destruction. In the event that the City of Durham requires in the future additional confirmation of the foregoing from Buyer, Buyer and Buyer’s successors in title to the Property shall promptly provide same in writing and this obligation shall be memorialized at Closing in the Memorandum of Agreement. This provision shall survive the Closing.

5.12      Plat.    Seller, at its sole expense, agrees that it shall use commercially reasonably efforts to subdivide the Property from Seller’s Property and record the Plat prior to the Closing; provided, however, Seller agrees that the Plat shall be subject to the reasonable written approval of Buyer and that Seller shall not cause or permit the Plat to be recorded until after the City Approvals are obtained.

5.13      Environmental Report.  Prior to the end of the Inspection Period, Buyer will procure from a licensed, insured environmental consultant of its choice (said environmental consultant selected by Buyer hereinafter referred to as the “Environmental Consultant”) a Phase 1 environmental audit (“Phase 1”) of the Property. Buyer shall deliver a copy of the Phase 1 to Seller promptly following its receipt of same but in any event prior to the end of the Inspection Period. Buyer’s election to proceed with this transaction following the end of the Inspection Period shall be conclusive evidence that Buyer is satisfied with the Phase 1 and all environmental matters pertaining to the Premises. Notwithstanding the foregoing, due to the lengthy period of time between the expiration of the Inspection Period and Closing, Seller hereby agrees that Buyer may obtain from the Environmental Consultant an update to the Phase 1 prior to the Closing. In the event that such updated Phase 1 evidences a discovery on the Property of hazardous substances in violation of environmental laws which (i) was not present during the Inspection Period or could not, with the exercise of reasonable diligence, have been discovered during the Inspection Period; and (ii) would materially and adversely affect Buyer, as reasonably determined by Buyer, Buyer shall have the right to object to said condition to Seller by providing written notice to Seller, specifying the exact nature and scope of the condition, within ten (10) days of discovery of said condition. Seller shall have sixty (60) days from receipt of said written notice to cure said material and adverse condition in accordance with applicable environmental laws (and the Closing may be extended up to such sixty (60) day period to the extent necessary), failing which, Buyer shall have the right to terminate this Agreement, whereupon the Earnest Money Deposit shall be immediately returned to Buyer and this Agreement shall be of no further force and effect, except for such terms and provisions which specifically survive expiration or termination of this Agreement as provided herein.

6.         Closing.

6.1        Time and Place.  The Closing shall take place on the Closing Date in the offices of Escrow Agent. Notwithstanding the foregoing, the Parties need not attend the Closing in person and shall have the right to close the Transaction pursuant to written Closing escrow instructions, so long as such instructions are consistent with the terms hereof. Notwithstanding anything contained herein to the contrary, Buyer may elect to extend the Closing Date for up to three consecutive periods of 30 days each on written notice to Seller and by depositing with Escrow Agent, as an additional non-refundable deposit (to be applied to the Purchase Price at Closing), the sum of $20,000 for each such extension (collectively, the "Extension Fees").

6.2      Seller's Closing Deliveries.  At the Closing, Seller shall deliver to Buyer or to Escrow Agent:

(a)      Special Warranty Deed in the form of Exhibit B, fully executed and properly acknowledged by Seller, conveying to Buyer the Property (the “Deed”);

(b)      Affidavit in a form and having the substance mutually acceptable to Buyer and Seller, fully executed and properly acknowledged by Seller, as required by Internal Revenue Code Section 1445(b)(2) (the "1445 Affidavit");

(c)      A Bill of Sale in the form of Exhibit C, fully executed by Seller, assigning and transferring to Buyer all of Seller's right, title and interest in and to the Personal Property;

(d)      A no-lien and exclusive possession affidavit executed by Seller, sufficient for the Escrow Agent to delete any exceptions for parties in possession and mechanic’s or materialmen’s liens from the Title Policy;

(e)      Such evidence of the power and authority of Seller to consummate the transactions described in this Agreement as may be reasonably required by Buyer or the Escrow Agent;

(f)      A duly executed certification that every representation and warranty of the Seller under this Agreement is true and correct in all material respects as of the Closing as if made by the Seller at such time, or stating any such representations and warranties which are no longer true and correct in any material respect;

(g)      Memorandum of Agreement;

(h)      Originals or, if originals are not available, true and correct copies of all records and files pertaining solely to the Property and in Seller's possession or reasonable control;

(i)      Such documents as may be required pursuant to Sections 5.9, 5.10 and 5.11, fully executed and properly acknowledged (as applicable) by Seller;

(j)      One or more closing statements, agreed upon by the Parties and consistent with this Agreement, in a form acceptable to the Escrow Agent (the “Closing Statement”), fully executed by Seller;

(k)      The Option Agreement, fully executed by the owner(s) of the Danziger Property; and

(l)      Such other funds, instruments or documents as may be reasonably requested by Escrow Agent or reasonably necessary to effect or carry out the purposes of this Agreement.

6.3      Buyer's Closing Deliveries.  At the Closing, Buyer shall deliver to Escrow Agent:

(a)      The Purchase Price (subject to Sections 3, 6.5 and 6.6 of this Agreement;

(b)      Such other funds, instruments or documents as may be reasonably requested by Escrow Agent, or necessary, to effect or carry out the purposes of this Agreement;

(c)      Such documents as may be required pursuant to Sections 5.9, 5.10 and 5.11, fully executed and properly acknowledged (as applicable) by Buyer;

(d)      The Closing Statement, fully executed by Buyer;

(e)      The Option Agreement, fully executed by Buyer;

(f)      The Initial Option Payment;

(g)      Written certificate executed by Buyer certifying that Buyer is not a person or entity listed on Appendix A to Title 31, Chapter V of the Code of Federal Regulations (the “Suspected Terrorist List”). Buyer understands that Executive Order 13224 and the regulations promulgated pursuant thereto provide that any transfer of property or interest in property with a person or entity listed on the Suspected Terrorist List (such person or entity being hereinafter referred to as a “Blocked Person”) is “null and void” and the party entering such transaction with a Blocked Person could be subject to monetary penalties or imprisonment in accordance with 31 CFR '594.701;

(h)      Such evidence of the power and authority of Buyer to consummate the transactions described in this Agreement as may be reasonably required by Seller or the Escrow Agent;

(i)      A duly executed certification that every representation and warranty of the Buyer under this Agreement is true and correct in all material respects as of the Closing as if made by Buyer at such time, or stating any such representations and warranties which are no longer true and correct in any material respect; and

(j)      Memorandum of Agreement.

6.4      Escrow Agent's Duties.  At the Closing, Escrow Agent shall: (i) record the Deed, the Road Easement Agreement, and such other recordable instruments as the parties shall have delivered in accordance with Sections 6.2 and 6.3 in the Office of the Register of Deeds of Durham County; (ii) disburse all funds in accordance with the Closing Statement; (iii) deliver the Bill of Sale, 1445 Affidavit and other closing documents executed by Seller to Buyer; and (iv) do such other items requested by Buyer and Seller, in writing, consistent with this Agreement.

6.5      Prorations.  All real and personal property taxes for the Property and the Personal Property for the current calendar year and all charges for fuel, water, sewer, electricity and other utility services furnished to the Property (which shall be prorated outside of Closing) shall be prorated on and as of the Closing Date (Buyer shall be deemed to be the owner of the Property on the Closing Date), provided however in no event shall Seller be responsible for any fees, charges or other costs associated with Buyer’s proposed development of the Property. All rollback taxes and special assessments shall be paid by Seller in full at the Close of Escrow. To the extent that information required for any prorates or adjustments is not available on the Closing Date, Seller and Buyer shall base prorates and adjustments on the most recent bills available, and shall reconcile such prorates and adjustments when such information becomes available. Notwithstanding anything contained in this Section 6.5 to the contrary, in the event that a separate tax bill for the Property only is not available at Closing, (i) the real property taxes and assessments shall be reasonably allocated (1) based on the square footage of the Property and the total square footage of the tax parcel of which it is a part and (2) taking into consideration the rate at which the Property and the remainder of the tax parcel of which it is a part are assessed, and (ii) the parties shall pay, at Closing, all taxes and assessments against the Property and the tax parcel of which it is a part for the entire calendar year in which Closing occurs based upon the most recent tax bill for such tax parcel and further based upon such allocation. To the extent applicable, the provisions of this Section 6.5 shall survive Closing.

(a)      Closing Costs.  Except as expressly provided in this Agreement, each party shall bear its own costs and expenses (including attorneys' fees) in connection with its negotiation, due diligence investigation and conduct of the Transaction. Escrow fees shall be divided equally between the parties. Buyer shall pay the costs of the Title Policy and the cost of the Survey. Seller shall pay the cost of recording the Deed and any other documents to be recorded at Closing, along with any stamps to be affixed to the deed, transfer fees, transfer taxes, excise stamps or any other tax or fee imposed by law. Buyer shall pay for any endorsements requested by Buyer and for any mortgagee policy obtained by Buyer. Buyer shall also be responsible for the payment of all the costs associated with preparing the Applications and pursuing and obtaining City Approvals, including without limitation, the cost of Buyer’s Consultants. All other costs associated with the closing of the Transaction shall be borne by the parties in accordance with custom in Durham County, North Carolina, as determined by Escrow Agent, unless otherwise specified in this Agreement.

6.6      Possession.    Buyer shall be entitled to possession of the Property immediately after the Close of Escrow.

7.         Seller's Representations and Warranties.

7.1      Seller hereby represents, warrants and covenants to Buyer that:

  (a)      Organization and Standing.  Seller is a limited liability company, is duly organized, validly existing, in good standing in the state of its formation and qualified to do business in the State of North Carolina and has full power and authority to enter into this Agreement and complete the Transaction.

(b)      Binding Agreement.  The acceptance and performance of the terms and provisions of this Agreement by Seller have been duly authorized and approved by all necessary parties, subject to the approval of the formal subdivision of the Property. Upon Seller's execution and delivery of this Agreement, this Agreement shall be binding and enforceable against Seller in accordance with its terms, and upon Seller's execution of the additional documents contemplated by this Agreement, they shall be binding and enforceable against Seller in accordance with their terms.

(c)      Consents.  To Seller’s actual knowledge, neither the execution or delivery of this Agreement nor the consummation of the Transaction is subject to any requirement that Seller obtain any consent, approval or authorization of, or make any declaration or filing with, any governmental authority or third party which has not been obtained or which, in the aggregate, if not obtained or made would render such execution, delivery or consummation illegal or invalid, or would constitute a default under, result in the creation of any lien, charge or encumbrance upon the Property or the Personal Property, other than the approval of the formal subdivision of the Property, and the City Approvals that Buyer is responsible to obtain under this Agreement.

(d)      Litigation.  There is no litigation, arbitration or administrative proceeding pending, nor to the actual knowledge of Seller, threatened against Seller with respect to the Property, the Personal Property or this Agreement.

(e)      Conflict.    Subject to the approval of the formal subdivision of the Property, neither the execution of this Agreement, the consummation of the Transaction hereby contemplated, nor the fulfillment of the terms hereof, will conflict with or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, any agreement or instrument to which Seller is, or to Seller’s actual knowledge is asserted to be, a party affecting the Property or to which the Property is subject or any applicable laws or regulations of any governmental body having jurisdiction.

(f)      Environmental.  To Seller’s knowledge, no hazardous substances are, will be, or have been, stored, treated, disposed of or incorporated into, on or around the Property in violation of any applicable statutes, ordinances or regulations; and Seller has no notice of any pending or, to the Seller’s knowledge, threatened action or proceeding arising out of the condition of the Property, or any alleged violation of environmental, health or safety statutes, ordinances or regulations.

(g)      Condemnation.    There are no condemnation or eminent domain proceedings pending or, to Seller’s knowledge, threatened against the Property or any part thereof, and the Seller has received no notice of the desire of any public authority to take or use the Property or any part thereof.

(h)      Parties in Possession.  There are no parties in rightful possession of any portion of the Property, whether as lessees, tenants-at-sufferance or otherwise.

(i)      Service Contracts.  There are no contracts related to the use, ownership or operation of the Property which will be binding upon Buyer after the Closing.

(j)         OFAC.  Seller is not, and will not be, a person or entity with whom Buyer is restricted from doing business with under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List.

(k)        Unrecorded Agreements.  To Seller’s knowledge, there are no unrecorded agreements, easements, restrictions or encumbrances, or violations thereof, affecting all or any part of the Property.

(l)         Prior Agreement.  Seller has not committed nor obligated itself in any manner whatsoever to sell the Property or any portion thereof to any party other than Buyer. Seller has not entered into any agreement to lease, sell, or otherwise dispose of its interest in the Property or any part thereof. No person, firm, corporation or other entity has any right or option to acquire the Property, or any part thereof, from Seller, other than Buyer as herein provided.

(m)       Attachment.  There are no attachments, executions or assignments for the benefit of creditors, receiverships, conservatorship or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief law which have been filed by Seller or are pending in current judicial or administrative proceedings against Seller.

7.2      Knowledge.  Whenever used in this Agreement, the phrase “to Seller’s actual knowledge”, “to the knowledge of Seller”, and similar phrases shall be limited in meaning to the current actual (as distinguished from implied, imputed or constructive) knowledge of J. Michael Waldroup and Marc D. Waldroup in their capacity as asset managers of Seller, without independent inquiry or investigation, and without imputation to such individuals or Seller of facts and matters otherwise within the personal knowledge of any other officers, members, managers or employees of Seller and shall not be construed to impose upon such individuals any duty to investigate or any liability or personal responsibility hereunder.

7.3      Change in Representation/Waiver.  Notwithstanding anything to the contrary contained herein, Buyer acknowledges that Buyer shall not be entitled to rely on any representation made by Seller above to the extent that, prior to or at Closing, Buyer shall have or obtain actual knowledge of any information that was contradictory to such representation or warranty. If, prior to Closing, Seller discloses to Buyer in writing, or Buyer discovers and has actual knowledge of, any material misrepresentation of, or material inaccuracy with respect to any of Seller’s representations and warranties in this Agreement, then Buyer may either (i) upon written notice to Seller delivered within five (5) Business Days, terminate this Agreement subject to the obligations which survive termination of this Agreement, whereupon the Earnest Money Deposit shall be refunded to Buyer, or (ii) elect to close this transaction with no adjustment in the Purchase Price notwithstanding such misrepresentations or inaccuracies, thereby waiving any claim for the breach of the applicable representation or warranty. If Buyer fails to timely deliver the written notice described in subclause (i) in the previous sentence, then Buyer shall be deemed to have elected to proceed under subclause (ii) in the previous sentence.

8.          Buyer's Representations and Warranties.  Buyer hereby represents, warrants and covenants to Seller that:

8.1      Organization and Standing.  Buyer is a Florida limited liability company, is duly organized, validly existing, in good standing in the state of its formation and at Closing will be qualified to do business in the State of North Carolina and has full power and authority to enter into this Agreement and complete the Transaction.

8.2      Binding Agreement.  The acceptance and performance of the terms and provisions of this Agreement have been duly authorized and approved by all necessary parties. Upon Buyer’s execution and delivery of this Agreement, this Agreement shall be binding and enforceable against Buyer in accordance with its terms, and upon Buyer’s execution of the additional documents contemplated by this Agreement, they shall be binding and enforceable against Buyer in accordance with their terms.

8.3      Litigation.  There are no claims, actions, suits or proceedings pending or threatened against Buyer which question the validity or enforceability of this Agreement or of any action taken by Buyer under this Agreement.

8.4      No Other Seller Representations.  Except as expressly set forth in this Agreement and in any closing documents delivered to Buyer at Closing, Buyer acknowledges that no representations or warranties, express or implied, have been made by Seller or Seller’s representatives.

8.5      Investor.  Buyer shall purchase the Property on the basis of its own independent investigation of the Property and shall not rely on any projections or statements provided by Seller or Seller’s agents, and Buyer has the financial capability of performing its obligations under this Agreement.

9.          Condition Precedent; Survival of Representations and Warranties; Disclaimer.

9.1      Condition Precedent to Buyer’s Obligations.  The obligations of Buyer to pay the Purchase Price and to perform Buyer’s other obligations at the Closing under this Agreement are and shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date.

(a)         The Escrow Agent shall be able to deliver at Closing the Title Policy or a marked-up copy of the Title Commitment, insuring Buyer’s right, title and interest in the Property in the amount of the Purchase Price, excepting no matters other than the Permitted Exceptions;

(b)         All of the representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same effect as if made on and as of such date;

(c)      Seller shall have performed, observed, and complied with all covenants, agreements, and conditions required by this Agreement to be performed, observed, and complied with on Seller’s part prior to or as of the Closing Date;

(d)      There shall be no moratoriums or restrictions on platting, building, schools, transportation, sewer and/or water hookups that, in Buyer’s reasonable opinion, would materially impede, delay or prohibit the development of the Property for Buyer’s intended use; and

(e)      The City Approvals shall have been obtained and the Plat shall have been recorded.

If any of the foregoing conditions benefiting the Buyer have not been satisfied as of the Closing Date, and such non-satisfaction is not a result of a Buyer default hereunder, then Buyer may, in Buyer’s sole discretion: (i) terminate this Agreement by delivering written notice to the Seller, in which event the Earnest Money Deposit shall be immediately returned to the Buyer (unless otherwise provided for in Section 4), and the Parties shall be released from any further liability or obligation hereunder except for those rights and obligations which specifically survive termination hereunder, (ii) the Buyer may waive such condition and elect to close, notwithstanding the non-satisfaction of such condition without reduction in the Purchase Price, or (iii) extend the Closing Date for thirty (30) days to permit the conditions to be met and, if such condition(s) are still not met at the end of such extension, elect to pursue either option (i) or (ii).

9.2      Condition Precedent to Seller’s Obligations.  The obligations of Seller to perform Seller’s obligations at the Closing under this Agreement are and shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date.

(a)      All of the representations and warranties of Buyer contained in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same effect as if made on and as of such date;

(b)      Buyer shall have performed, observed, and complied with all covenants, agreements, and conditions required by this Agreement to be performed, observed, and complied with on Buyer’s part prior to or as of the Closing Date, including, without limitation, payment of the Purchase Price; and

(c)      the Plat shall have been recorded.

If any of the foregoing conditions benefiting the Seller have not been satisfied as of the Closing Date, and such non-satisfaction is not a result of a Seller default hereunder, then Seller may, in Seller’s sole discretion: (i) terminate this Agreement by delivering written notice to the Buyer, in which event the Earnest Money Deposit shall be released to Seller in accordance with Section 4 of this Agreement, unless the failure of the condition precedent is the recording of the Plat in which case the Earnest Money Deposit shall be immediately returned to the Buyer (unless otherwise provided for in Section 4), and the Parties shall be released from any further liability or obligation hereunder except for those rights and obligations which specifically survive termination hereunder, (ii) the Seller may waive such condition and elect to close, notwithstanding the non-satisfaction of such condition without increase in the Purchase Price, or (iii) extend the Closing Date for thirty (30) days to permit the conditions to be met and, if such condition(s) are still not met at the end of such extension, elect to pursue either option (i) or (ii).

9.3      Survival of Representations and Warranties.  All representations and warranties by Seller and Buyer set forth in this Agreement shall survive the execution and delivery of this Agreement, the recordation of the Deed and the Close of Escrow for a period of two hundred seventy (270) days. All claims for breach of representation and warranty shall be made in writing and any action for enforcement thereof commenced prior to the expiration of such 270 day period.

9.4      Disclaimer.  Buyer acknowledges and agrees that, except as set forth in Section 7 and in any closing documents delivered by Seller to Buyer at Closing, Buyer is acquiring the Property in its "AS IS" condition, WITH ALL FAULTS, IF ANY, AND WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED. Except as set forth herein or in the documents executed and delivered by Seller to Buyer at Closing, neither Seller nor any agents, representatives, or employees of Seller have made any representations or warranties, direct or indirect, oral or written, express or implied, to Buyer or any agents, representatives, or employees of Buyer with respect to the Property, including, without limitation, the physical condition of the Property or the Personal Property. Seller expressly disclaims and negates, as to the Property: (i) any implied or express warranty of merchantability; (ii) any implied or express warranty of fitness for a particular purpose; and (iii) any implied warranty with respect to the condition of the Property, the past or projected financial condition of the Property (including, without limitation, the income or expenses thereof) or the uses permitted on, the development requirements for, or any other matter or thing relating to all or any portion of the Property. Except as set forth herein, Seller makes no warranty, representation or covenant with respect to any of the foregoing. NOTWITHSTANDING ANYTHING STATED TO THE CONTRARY IN THIS AGREEMENT, THE DISCLAIMERS PROVIDED FOR IN THIS SECTION 9.4 SHALL NOT APPLY TO OR PREVENT ANY CLAIMS ARISING FROM A BREACH OF THE REPRESENTATIONS, WARRANTIES OR OBLIGATIONS OF SELLER UNDER THIS AGREEMENT OR THE DOCUMENTS EXECUTED AND DELIVERED BY SELLER TO BUYER AT CLOSING THAT SURVIVE THE CLOSING. The provisions of this Section 9.4 shall survive the cancellation or termination of this Agreement and shall survive the Close of Escrow.

9.5      Release.  Without in any way limiting the generality of the preceding Section 9.4, except as otherwise expressly set forth in this Agreement or in the documents executed and delivered by Seller to Buyer at Closing, Buyer specifically acknowledges and agrees that it hereby waives, releases and discharges all claims, demands, legal or administrative proceedings, losses liabilities, damages, penalties, fines, liens, judgments, costs for expenses known or unknown, foreseen or unforeseen, it has, might have had, or may have, against each and/or any of Seller and its affiliates, and their managers, members, officers, directors, employees and agents, relating to, arising out of with respect to or any way connected with (i) the condition of the Property, either patent or latent, (ii) the actual or potential income, or profits, to be derived from the Property, (iii) the real estate, or other, taxes or special assessments, now or hereafter payable on account of, or with respect to, the Property, (iv) Buyer’s ability or inability to develop the Property, (v) the environmental condition of the Property, (vi) the condition of title to the Property; (vii) the Property’s compliance with any applicable federal, state or local, law, rule or regulation, or (viii) any other matter relating to the Property. The release set forth in this Section 9.5 includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer’s release of Seller.

10.        Covenants; Subdivision Condition.

(a)      From and after the Effective Date and until Closing or any termination or cancellation of this Agreement, Seller, without the prior written consent of Buyer, not to be unreasonably withheld, conditioned or delayed, and except as otherwise permitted in this Agreement, shall not (i) enter into a contract or agreement for the sale, transfer or conveyance, exchange, encumbrance or other disposition of all or any portion of the Property; (ii) grant a lien, pledge, encumbrance, security interest, option, right of first refusal, charge, license, right of way, dedication or easement against or across the Property which will not be released or removed prior to Close of Escrow; (iii) enter into any maintenance, management or service contracts for the Property which will remain in force and effect after the Closing; or (iv) terminate any liability insurance for the Property prior to Close of Escrow.

(b)      Provided that Closing occurs, then for a period of eighteen (18) months following the date on which 85% of the multi-family units approved for development at the Property, pursuant to the City Approvals, have received certificates of occupancy, Seller and Seller’s Affiliates will not sell any other of Seller’s Property that is described in Exhibit “A-1” to any other third party which will develop such property for multi-family rental use, other than multi-family senior housing which is expressly permitted. The terms of this provision shall be memorialized in a written agreement (“Memorandum of Agreement”), evidencing this provision as a covenant running with the Seller’s Property, and recorded as part of the Closing, which shall benefit the Buyer and its successors and assigns for the time period set forth herein. This Section 10(b) shall survive Closing.

(c)      Seller and the Seller’s Affiliates hereby covenant and agree that, so long as the Property is being operated as a multi-family apartment complex, no portion of the applicable Seller’s Property shall be used for any of the prohibited uses set forth on the applicable Exhibits G-K, respectively. The terms of this Section 10(c) shall be memorialized at Closing in the Memorandum of Agreement.

(d)      Neither Buyer nor any of Buyer’s affiliates, members, principals or agents shall protest any application by Seller or Seller’s successors in title to Seller’s Property for the rezoning of, or any other City of Durham or Durham County approvals related to, Seller’s Property or any other real property owned by Seller or any affiliate of Seller, and Buyer shall cause Buyer’s affiliates, members, principals and agents to comply with this Section 10(d). In addition, Buyer shall, at no cost to Buyer, also timely support and reasonably cooperate with Seller and Seller’s Affiliates in their efforts to replace the current “mixed-use” zoning designation applicable to Seller’s Property with any future rezoning classification which either allows greater density, greater owner design flexibility or otherwise provides beneficial regulatory advantages over the current “mixed-use” zoning classification, and in the event that the City requires the inclusion or participation of the Property in such change, Buyer shall reasonably cooperate, at no cost to Buyer, with Seller in effecting such change. Notwithstanding anything contained in this Agreement to the contrary, Buyer’s breach of this Section 10(d) shall entitle Seller to all rights and remedies available at law or in equity, including, without limitation, the right to specific performance and injunctive relief. The terms of this Section 10(d) shall be memorialized at Closing in the Memorandum of Agreement.

(e)      Upon Closing, the Property may not be used for any purpose other than exclusively for multifamily residential purposes, which may include apartments, townhomes, and condominiums, but shall expressly exclude, among other things, single family residences. Such restriction shall be in effect for a period of three (3) years following the date on which 85% of the multi-family units approved for development at the Property, pursuant to the City Approvals, have received certificates of occupancy. Furthermore, no portion of the Property shall be used for any of the prohibited uses set forth on Exhibit F. The terms of this Section 10(e) shall be memorialized at Closing in the Memorandum of Agreement or as express restrictions in the Deed.

(f)      Notwithstanding anything contained herein to the contrary, in the event that this Agreement is terminated for any reason other than as the result of a breach of this Agreement by Seller, at the request of Seller, Buyer shall promptly assign (to the extent assignable) over and transfer to Seller all agreements with (and work product generated by) Buyer’s Consultants related to the pursuit of the City Approvals and Buyer shall cooperate with Seller (at no cost to Buyer) to obtain the consent of each Buyer’s Consultant to such assignment(s). This Section 10(f) shall survive the termination of this Agreement.

11.        Broker's Commission.  Concerning any brokerage commission, Seller and Buyer agree as follows:

11.1      Seller and Buyer warrant, each to the other, that they have not dealt with any finder, broker or realtor in connection with the Transaction other than Real Estate Associates ("Broker").

11.2      Seller shall pay the commission to Broker in accordance with a separate agreement between Seller and Broker only upon the occurrence of the Close of Escrow.

11.3      Seller shall and does hereby indemnify Buyer against, and agrees to hold Buyer harmless for and from any claim, demand or suit for any brokerage commission, finder's fee or similar charge in respect of the execution of this Agreement or the Transaction based on any act by or agreement or contract with Seller, and for all losses, obligations, costs, expenses and fees (including attorneys' fees) incurred by Buyer on account of or arising from any such claim, demand or suit. This Section 11.3 shall survive Closing.

11.4      Except for the commission payable by Seller to Broker pursuant to Section 11.2, Buyer shall and does hereby indemnify Seller against, and agrees to hold Seller harmless for and from any claim, demand or suit for any brokerage commission, finder's fee or similar charge in respect of the execution of this Agreement or the Transaction based on any agreement or contract with Buyer, and for all losses, obligations, costs, expenses and fees (including attorneys' fees) incurred by Seller on account of or arising from any such claim, demand or suit. This Section 11.4 shall survive Closing.

The provisions of this Section 11 shall survive the Closing Date and the delivery of the Deed.

12.        Assignment.  No later than three (3) Business Days prior to Closing, Buyer may assign its rights under this Agreement to an entity controlled by Buyer or its principals, or affiliated with Buyer or its principals, or to any financial institution which may become a “partner” (which shall include an affiliation through any form of business organization) of Buyer (or any of Buyer’s affiliates) on written notice to Seller but without Seller’s consent, or to any entity in which Buyer, its principals or said affiliates, have a controlling equity interest or operational control. Seller may not assign this Agreement or any of its rights under this Agreement to any person, partnership, corporation or other entity.

13.        Risk of Loss.  In the event of any material loss, damage or taking of the Property prior to the Close of Escrow, as reasonably determined by Buyer, Buyer may, within 10 Business Days after Buyer receives notice of such loss, damage or taking, or prior to Close of Escrow, whichever occurs first, cancel this Agreement, in which event the Earnest Money Deposit shall be immediately returned to the Buyer and the parties shall be released from any further liability or obligation hereunder except for those rights and obligations which specifically survive termination hereunder. In the alternative, Buyer may attempt to negotiate an appropriate downward adjustment of the Purchase Price. If Seller and Buyer cannot agree upon such a downward adjustment within a reasonable period (not to exceed 10 Business Days from the date Buyer receives notice of the loss, damage or taking or Close of Escrow), Buyer may cancel this Agreement, in which event the Earnest Money Deposit shall be immediately returned to the Buyer and the parties shall be released from any further liability or obligation hereunder except for those rights and obligations which specifically survive termination hereunder. If (i) Buyer waives any such loss, damage or taking and proceeds to consummate the Transaction or (ii) the loss, damage or taking is not material, the Transaction shall continue as set forth in this Agreement, then Seller, at the Close of Escrow and as a condition precedent thereto, shall pay to Buyer or apply against the Purchase Price the amount of any insurance or condemnation proceeds attributable thereto which have been received by Seller, and assign to Buyer as of the Close of Escrow all rights or claims to such proceeds payable thereafter.

14.        Remedies.

14.1    Buyer's Remedies.  If Seller fails to perform any of Seller's obligations under this Agreement and such failure continues for five days after Seller's receipt of written notice from Buyer, then Buyer may, as Buyer's sole remedies for such failure, pursue any one of the following: (i) waive such failure and proceed to consummate the Transaction (provided that in no event shall Buyer have the right to waive any of Seller's conditions precedent hereunder); (ii) obtain specific performance of this Agreement; (iii) if and only if, specific performance is denied to Buyer for any reason, recover damages due to such failure of Seller to perform hereunder; or (iv) cancel this Agreement and receive a return of the Earnest Money Deposit.

14.2    Seller's Remedies.  If Buyer fails to perform any of Buyer's obligations under this Agreement and such failure continues for five days after Buyer's receipt of written notice from Seller, then Seller shall be entitled to cancel this Agreement and retain the Earnest Money Deposit in accordance with Section 4, as Seller's agreed and total liquidated damages. Seller and Buyer agree that actual damages would be difficult to calculate and that the earnest money deposit is a reasonable estimate of the damages Seller will incur in the event of a default by Buyer. In no event shall Seller be entitled to recover any other monetary damages against Buyer due to any such failure of Buyer to perform hereunder.

14.3    Limitation of Liability.  Notwithstanding anything to the contrary in this Agreement, under no circumstances shall Seller be liable to Buyer on account of this Agreement for any covenant, representation, warranty or indemnification obligation herein or in any document executed in connection with this Agreement or any transaction or matter contemplated hereby, unless (w) the breach results from, or is based on, a condition, state of facts or other matter which was not disclosed to or known by Buyer prior to Closing; (x) written notice is provided to Seller prior to the expiration of the two hundred seventy (270) day survival period; and (y) any action with respect to such breach is commenced by Buyer within the two hundred seventy (270) days immediately following the Closing. Notwithstanding the foregoing, in no event shall the aggregate amount of any and all liabilities or obligations of Seller hereunder exceed, in the aggregate, twenty percent (20%) of the Purchase Price.

14.4    Actual Damages.  In no event shall either Seller or Buyer be liable to the other for any special, exemplary, punitive, indirect or consequential damages, or loss of profits, arising from or caused by the action, inaction, omission, default, or comparative or sole negligence of Seller or Buyer under this Agreement. Seller and Buyer hereby release the other and such party’s managers, members, partners, stockholders, officers, directors, employees, agents and representatives from, and covenant not to sue any of them for, any such special, exemplary, punitive, indirect or consequential damages, or loss of profits. This limitation shall not apply to claims of Seller against Buyer under any indemnification provisions of this Agreement.

14.5    Survival.  The provisions of this Section 14 shall survive the Closing and/or any termination of this Agreement, subject to the limitations in Sections 9 and 24 of this Agreement.

15.        Cancellation.  If this Agreement is to be cancelled pursuant to the provisions hereof, such cancellation shall be effected by the canceling party giving written notice of the cancellation to the other party and Escrow Agent. Upon such cancellation, Escrow Agent shall dispose of the Earnest Money Deposit in accordance with Section 4 and return all documents deposited in the Escrow to the party who supplied the documents. Upon such delivery of money and documents, this Agreement and the Escrow shall be deemed cancelled and terminated, and except as expressly provided herein, neither party shall have any further obligations hereunder.

16.        Attorneys' Fees.  If there is any litigation between Seller and Buyer to enforce or interpret any provisions hereof or rights arising hereunder, the unsuccessful party in such litigation, as determined by the court, shall pay to the successful party, as determined by the court, all costs and expenses, including but not limited to reasonable attorneys' fees incurred by the successful party, such fees to be determined by the court sitting without a jury.

17.      Notices.  Except as otherwise required by law, any notice given in connection with the Transaction shall be in writing and shall be delivered personally, by reputable overnight delivery service, or by E-mail, and shall be addressed to the respective party as set forth in this Section 17. All notices and communications shall be deemed given and effective upon delivery thereof. Copies of all notices given to Seller or Buyer shall be given to Escrow Agent.

Seller:	Boulevard Forest & Trees LLC
Attn: J. Michael Waldroup
5324 McFarland Dr., Suite 450
Durham, NC 27707
E-mail: mikewald@mindspring.com

with a copy to:	Boulevard Forest & Trees LLC
Attn: Marc D. Waldroup
P.O. Box 222276
Carmel, CA 93922
E-mail: marcwaldroup@me.com

and a copy to:	Michael J. Ovsievsky
K&L Gates LLP
430 Davis Drive – Suite 400
Morrisville, NC 27560
E-mail: michael.ovsievsky@klgates.com

Buyer:	Bainbridge Communities Acquisition I, LLC
Attn: Ronald P. Perera
1616 Evans Road, Suite 104
Cary, NC 27513
E-mail: rperera@bainbridgere.com

and a copy to:	Broad and Cassel
7777 Glades Road, Suite 300
Boca Raton, Florida 33434
Telephone: 561-883-8960
Facsimile: 561-218-8954
Attn: Jeffrey A. Deutch, Esq.
Christopher Staller, Esq.
Email: cstaller@broadandcassel.com

Escrow Agent:	First American Title Insurance Company
National Commercial Services
111 N Orange Avenue, Suite 1285,
Orlando, FL
Telephone: 407-843-8669
Facsimile: 888-216-9921
Attn: Rachael Yenque
Email: ryenque@firstam.com

18.      Exclusivity.  In consideration for the considerable amount of time and expense that Buyer will devote to the evaluation of the transactions described herein, Seller agrees that during the pendency of this Agreement, neither Seller nor anyone acting on its behalf will solicit, encourage, negotiate, act upon or conclude in any way any offer from any person or entity other than Buyer with respect to the Property.

19.      Escrow Cancellation Charges.  If the Close of Escrow does not occur because of Seller's default, Seller shall be liable for any cancellation charges by Escrow Agent. If the Close of Escrow does not occur because of Buyer's default, Buyer shall be liable for any cancellation charges by Escrow Agent. If the Close of Escrow does not occur for any other reason, Seller and Buyer each shall be liable for one-half of any cancellation charges.

20.      Additional Acts.  The Parties agree to execute promptly such other documents and perform such other acts as may be reasonably necessary to carry out the purpose and intent of this Agreement.

21.      Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of North Carolina.

22.      Time of Essence.  Time is of the essence of this Agreement. However, if this Agreement requires any act to be done or action to be taken on a date that is not a Business Day, such act or action shall be deemed to have been validly done or taken if done or taken on the next succeeding Business Day.

23.      Waiver.  The waiver by any party hereto of any right granted to it hereunder shall not be deemed to be a waiver of any other right granted hereunder, nor shall the same be deemed to be a waiver of a subsequent right obtained by reason of the continuation of any matter previously waived.

24.      Survival.  All of the covenants, agreements, representations and warranties set forth in this Agreement shall survive the Closing for a period of two hundred seventy (270) days, and shall not merge into any deed, assignment or other instrument executed or delivered pursuant hereto. All claims for breach of any covenants, agreements, representations and warranties must be made in writing during such two hundred seventy (270) day period or shall be deemed waived. Notwithstanding the foregoing or anything contained in this Agreement to the contrary, Section 10(c) of this Agreement shall survive Closing without limitation or expiration.

25.      Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

26.      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

27.      Entire Agreement.  This Agreement sets forth the entire understanding of the parties with respect to the matters set forth herein as of the date hereof; it supersedes all prior oral or written agreements of the parties as to the matters set forth herein; and it cannot be altered or amended except pursuant to an instrument in writing, signed by each of the parties hereto.

28.      Construction.  This Agreement is the result of negotiations between the parties, neither of whom has acted under any duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions hereof shall be construed in accordance with their usual and customary meanings. Seller and Buyer hereby waive the application of any rule of law which otherwise would be applicable in connection with the construction of this Agreement that ambiguous or conflicting terms or provisions should be construed against the party who (or whose attorney) prepared the executed Agreement or any earlier draft of the same.

29.      Interpretation.  If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Agreement and the terms and provisions of any document, instrument or other agreement executed in connection herewith or in furtherance hereof, including any exhibits hereto, the same shall be consistently interpreted in such manner as to give effect to the general purposes and intention as expressed in this Agreement, which shall be deemed to prevail and control.

30.      Headings.  The headings in this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.

31.      No Third Party Beneficiary.  No term or provision of this Agreement or the exhibits hereto is intended to be, nor shall any such term or provision be construed to be, for the benefit of any person, firm, corporation or other entity not a party hereto (including, without limitation, any broker), and no such other person, firm, corporation or entity shall have any right or cause of action hereunder.

32.      Severability.  If any provision of this Agreement or any portion of any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not alter the remaining portion of such provision, or any other provision hereof, as each provision of this Agreement shall be deemed severable from all other provisions hereof.

33.      Incorporation by Reference.  All exhibits to this Agreement are fully incorporated herein as though set forth herein in full.

34.      Tax Deferred Exchange.  Buyer agrees to cooperate with Seller to qualify the transfer of the Property as a like kind exchange of property under Section 1031 of the Internal Revenue Code of 1986, as amended, provided that: (a) the exchange shall in no way hinder or delay Closing; (b) Buyer shall not be required to take title to any property other than the

Property; (c) Seller shall indemnify and pay all costs, fees and expenses related to the exchange; (d) Buyer shall have no obligation with respect to the exchange except to cooperate with Seller; and (e) Seller shall hold harmless Buyer from all costs, expenses and liabilities arising from the exchange or the effectiveness of the exchange.

35.        Danziger Property.

35.1    Not more than forty-five (45) days following the Effective Date, Buyer shall specify to Seller in writing (a) the third-party reports or certifications Buyer requires for its normal inspection process with respect to the Danziger Property, (b) the names of Buyer’s preferred consultants, and (c) Buyer’s budget for each individual report. Seller shall engage such consultants directly and use commercially reasonable efforts to cause them to promptly prepare and deliver to Buyer the third party reports and certifications requested by Buyer in accordance with Buyer’s budget, provided however that in the event that the cost of any report or certification will exceed Buyer’s budget, Seller shall first provide Buyer with notice of such fact, and Buyer shall have the right to revise its budget, designate a different third party consultant, or withdraw its request for such report or certification.

35.2    Not more than forty-five (45) days following the Effective Date, Buyer shall also provide Seller with a conceptual building layout of the Danziger Property which shall seek to achieve a minimum project unit count of 325 multi-family units, and which shall have sufficient detail to allow Seller to conduct soil testing, per Buyer’s direction (and subject to the Buyer’s budget as described above) as to number and location of borings, to the extent and on the terms and conditions acceptable to Seller, in its sole and absolute discretion. Seller shall cause the results of such soil-testing to be immediately delivered to Buyer.

35.3    The investigations contemplated in Sections 35.1 and 35.2 shall be undertaken at Seller’s initial cost and expense, provided however that Buyer shall reimburse Seller for such costs and expenses (a) at the time of the closing of the Danziger Property pursuant to the Option Agreement, or (b) immediately upon the expiration or earlier termination of the Option Agreement unless such termination is caused by Grantor’s default thereunder or is the result of Grantor having entered into a purchase and sale agreement for the sale of the Danziger Property to anyone other than Buyer or an assignee of Buyer, or (c) immediately upon the termination of this Agreement, except in the case of a Seller default hereunder or in the case of a failure of a condition precedent benefiting Buyer as described in Section 9.1 above. This Section 35.3 shall survive Closing and/or termination of this Agreement.

35.4    Pursuant to the terms of the Option Agreement, Buyer shall have the right, following Closing, to purchase the Danziger Property. The terms of the purchase and sale of the Danziger Property pursuant to the Option Agreement shall be consistent with the terms of this Agreement applicable to the Property, subject to the express terms and conditions of the Option Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER:

BOULEVARD FOREST & TREES LLC

By:	Boulevard Properties LLLP,
a North Carolina limited liability limited partnership, its Manager

	By:	Thunderbird, Inc.,
a California corporation,
its General Partner

	By:	/S/ May S. Waldroup	(SEAL)

	Name:	May S. Waldroup
	Title:	President

BUYER:

BAINBRIDGE COMMUNITIES ACQUISITION I, LLC, a Florida limited liability company

By:	/S/ Thomas J. Keady
	Name:	Thomas J. Keady
	Title:	Vice President

The undersigned Escrow Agent hereby joins in this Agreement and, by doing so, Escrow Agent hereby acknowledges its duties and obligations under the terms and provisions of this Agreement and hereby agrees to be bound by and to perform such duties and obligations in accordance with such terms and provisions.

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/S/ Rachael Yenque
	Name:	Rachael Yenque
	Title:	Commercial Closer

EXHIBIT A

DEPICTION OF THE PROPERTY

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT A-1

LIST OF THE SELLER’S PROPERTY

[Omitted as not necessary to an understanding of the Agreement]

2

EXHIBIT B

SPECIAL WARRANTY DEED

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT C

BILL OF SALE

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT D

DEPICTION OF ADDITIONAL ROAD

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT E

OPTION AGREEMENT

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT F

RESTRICTED USES APPLICABLE TO THE PROPERTY

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT G

RESTRICTED USES APPLICABLE TO PORTION OF SELLER’S PROPERTY

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT H

RESTRICTED USES APPLICABLE TO PORTION OF SELLER’S PROPERTY

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT I

RESTRICTED USES APPLICABLE TO PORTION OF SELLER’S PROPERTY

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT J

RESTRICTED USES APPLICABLE TO PORTION OF SELLER’S PROPERTY

[Omitted as not necessary to an understanding of the Agreement]

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (“Amendment”) is entered into between BOULEVARD FOREST & TREES LLC, a North Carolina limited liability company (“Seller”), and BAINBRIDGE COMMUNITIES ACQUISITION I, LLC, a Florida limited liability company (“Buyer”).

BACKGROUND

Seller and Buyer entered into Purchase and Sale Agreement with an effective date of March 5, 2012 (“Agreement”). Seller and Buyer desire to amend the Agreement as more particularly set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	RECITALS. The above stated recitals are true and correct and are incorporated herein by this reference.

2.	DEFINED TERMS. Capitalized terms which are not defined in this Amendment shall have the same meaning as defined in the Agreement. The term “Agreement” shall include this Amendment.

3.

RECIPROCAL EASEMENT AND OPERATION AGREEMENT.   Reference is made to paragraph 6 of the letter from Seller to Buyer dated June 1, 2012 (“Response Letter”), wherein Seller recognizes Buyer’s title objection to Item 8 in Schedule B - Section II (“Item 8 Exception”) of the Title Commitment. Pursuant to the Response Letter, Buyer and Seller agreed that Buyer would have until July 6, 2012 to cancel the Agreement upon written notice to Seller if, by such date, Seller was unable to cure the Item 8 Exception to Buyer’s written satisfaction. The parties hereby reaffirm and ratify that agreement and extend the July 6, 2012 to July 20, 2012, such that if Seller is unable to cure the Item 8 Exception by July 20, 2012, then Buyer may cancel the Agreement, whereupon the Earnest Money Deposit shall be returned to Buyer and all rights and liabilities arising thereunder shall automatically terminate, with the exception of the obligations which expressly survive termination of the Agreement.

4.

CONFLICTING TERMS.  In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control. Except as amended and modified herein, the remaining terms and provisions of the Agreement shall remain in full force and effect as originally set forth therein.

5.

COUNTERPARTS FACSIMILE SIGNATURES.   This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which, together, shall constitute one instrument. For the purposes of this Amendment, an executed facsimile counterpart copy of this Amendment shall be deemed an original for all purposes.

6.	RATIFICATION. The remaining terms and provisions of the Agreement and are ratified and confirmed by Seller and Buyer and are incorporated in this Amendment by reference as if set forth fully herein.

This Amendment has been entered into as of the day and year first above written.

BUYER:

BAINBRIDGE COMMUNITIES ACQUISITION I, LLC, a Florida limited liability company

By:	/S/ Thomas Keady

Name:	Thomas Keady

Title:	Vice President

Dated: July 6, 2012

SELLER:

BOULEVARD FOREST & TREES LLC, a North Carolina limited liability company

By:	/S/ Michael Waldroup

Name:	Michael Waldroup

Title:	Registered Agent

Dated: July 5, 2012

2

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Second Amendment to Purchase and Sale Agreement (“Amendment”) is entered into between BOULEVARD FOREST & TREES LLC, a North Carolina limited liability company (“Seller”), and BAINBRIDGE COMMUNITIES ACQUISITION I, LLC, a Florida limited liability company (“Buyer”).

BACKGROUND

Seller and Buyer entered into Purchase and Sale Agreement with an effective date of March 5, 2012 (“Purchase Agreement”), as amended by that certain First Amendment to Purchase and Sale Agreement dated July 6, 2012 (“First Amendment”, and together with the Purchase Agreement, the “Agreement”). Seller and Buyer desire to amend the Agreement as more particularly set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      RECITALS.  The above stated recitals are true and correct and are incorporated herein by this reference.

2.      DEFINED TERMS.  Capitalized terms which are not defined in this Amendment shall have the same meaning as defined in the Agreement. The term “Agreement” shall include this Amendment.

3.      RECIPROCAL EASEMENT AND OPERATION AGREEMENT.  Reference is made to paragraph 6 of the Response Letter (as defined in the First Amendment), wherein Seller recognizes the Item 8 Exception (as defined in the First Amendment). The parties agree that Buyer will have the right and option to cancel the Agreement upon written notice to Seller if Seller is unable to cure the Item 8 Exception to Buyer’s written satisfaction by July 27, 2012. Upon such cancellation, the Earnest Money Deposit shall be returned to Buyer and all rights and liabilities arising under the Agreement shall automatically terminate, with the exception of the obligations which expressly survive termination of the Agreement.

4.      CONFLICTING TERMS.  In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control. Except as amended and modified herein, the remaining terms and provisions of the Agreement shall remain in full force and effect as originally set forth therein.

5.      COUNTERPARTS; FACSIMILE SIGNATURES.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which, together, shall constitute one instrument. For the purposes of this Amendment, all executed facsimile counterpart copy of this Amendment shall be deemed an original for all purposes.

6.      RATIFICATION.  The remaining terms and provisions of the Agreement and are ratified and confirmed by Seller and Buyer and are incorporated in this Amendment by reference as if set forth fully herein.

[SIGNATURE PAGE TO SECOND AMENDMENT

TO PURCHASE AND SALE AGREEMENT]

This Amendment has been entered into as of the day and year first above written.

BUYER:

BAINBRIDGE COMMUNITIES ACQUISITION I, LLC, a Florida limited liability company

By:	/S/ Thomas Keady

Name:	Thomas Keady

Title:	Vice President

Dated: July 20, 2012

SELLER:

BOULEVARD FOREST & TREES LLC, a North Carolina limited liability company

By:	/S/ Michael Waldroup

Name:	Michael Waldroup

Title:	Registered Agent

Dated: July 18, 2012

2

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Third Amendment to Purchase and Sale Agreement (“Amendment”) is entered into between BOULEVARD FOREST & TREES LLC, a North Carolina limited liability company (“Seller”), and BA1NBRIDGE COMMUNITIES ACQUISITION I, LLC, a Florida limited liability company (“Buyer”).

BACKGROUND

Seller and Buyer entered into Purchase and Sale Agreement with an effective date of March 5, 2012 (“Purchase Agreement”), as amended by that certain First Amendment to Purchase and Sale Agreement dated July 6, 2012 (“First Amendment”) and that certain Second Amendment to Purchase and Sale Agreement dated July 20, 2012 (“Second Amendment”, and together with the First Amendment and Purchase Agreement, the “Agreement”). Seller and Buyer desire to amend the Agreement as more particularly set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      RECITALS.  The above stated recitals are true and correct and are incorporated herein by this reference.

2.      DEFINED TERMS.  Capitalized terms which are not defined in this Amendment shall have the same meaning as defined in the Agreement. The term “Agreement” shall include this Amendment.

3.      RECIPROCAL EASEMENT AND OPERATION AGREEMENT.  Reference is made to paragraph 6 of the Response Letter (as defined in the First Amendment), wherein Seller recognizes the Item 8 Exception (as defined in the First Amendment). The parties agree that Buyer will have the right and option to cancel the Agreement upon written notice to Seller if Seller is unable to cure the Item 8 Exception to Buyer’s written satisfaction by August 3, 2012. Upon such cancellation, the Earnest Money Deposit shall be returned to Buyer and all rights and liabilities arising under the Agreement shall automatically terminate, with the exception of the obligations which expressly survive termination of the Agreement.

4.      CONFLICTING TERMS.  In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control. Except as amended and modified herein, the remaining terms and provisions of the Agreement shall remain in full force and effect as originally set forth therein.

5.      COUNTERPARTS; FACSIMILE SIGNATURES.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which, together, shall constitute one instrument. For the purposes of this Amendment, an executed facsimile counterpart copy of this Amendment shall be deemed an original for all purposes.

6.      RATIFICATION.  The remaining terms and provisions of the Agreement and are ratified and confirmed by Seller and Buyer and are incorporated in this Amendment by reference as if set forth fully herein.

[SIGNATURE PAGE TO THIRD AMENDMENT

TO PURCHASE AND SALE AGREEMENT]

This Amendment has been entered into as of the day and year first above written.

BUYER:

BAINBRIDGE COMMUNITIES ACQUISITION I, LLC, a Florida limited liability company

By:	/S/ Thomas Keady

Name:	Thomas Keady

Title:	Vice President

Dated: July 27, 2012

SELLER:

BOULEVARD FOREST & TREES LLC, a North Carolina limited liability company

By:	/S/ Michael Waldroup

Name:	Michael Waldroup

Title:	Registered Agent

Dated: July 26, 2012

2

FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Fourth Amendment to Purchase and Sale Agreement (“Amendment”) is entered into between BOULEVARD FOREST & TREES LLC, a North Carolina limited liability company (“Seller”), and BAINBRIDGE COMMUNITIES ACQUISITION I, LLC, a Florida limited liability company (“Buyer”).

BACKGROUND

Seller and Buyer entered into Purchase and Sale Agreement with an effective date of March 5, 2012 (“Purchase Agreement”), as amended by that certain First Amendment to Purchase and Sale Agreement dated July 6, 2012 (“First Amendment”), that certain Second Amendment to Purchase and Sale Agreement dated July 20, 2012 (“Second Amendment”) and that certain Third Amendment to Purchase and Sale Agreement dated July 27, 2012 (“Third Amendment”, and together with the First Amendment, Second Amendment and Purchase Agreement, the “Agreement”). Seller and Buyer desire to amend the Agreement as more particularly set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      RECITALS.  The above stated recitals are true and correct and are incorporated herein by this reference.

2.      DEFINED TERMS.  Capitalized terms which are not defined in this Amendment shall have the same meaning as defined in the Agreement. The term “Agreement” shall include this Amendment.

3.      RECIPROCAL EASEMENT AND OPERATION AGREEMENT.  Reference is made to paragraph 6 of the Response Letter (as defined in the First Amendment), wherein Seller recognizes the Item 8 Exception (as defined in the First Amendment). The parties agree that Buyer will have the right and option to cancel the Agreement upon written notice to Seller if Seller is unable to cure the Item 8 Exception to Buyer’s written satisfaction by August 17, 2012. Upon such cancellation, the Earnest Money Deposit shall be returned to Buyer and all rights and liabilities arising under the Agreement shall automatically terminate, with the exception of the obligations which expressly survive termination of the Agreement.

4.      CONFLICTING TERMS.  In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control. Except as amended and modified herein, the remaining terms and provisions of the Agreement shall remain in full force and effect as originally set forth therein.

5.      COUNTERPARTS; FACSIMILE SIGNATURES.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which, together, shall constitute one instrument. For the purposes of this Amendment, an executed facsimile counterpart copy of this Amendment shall be deemed an original for all purposes.

6.      RATIFICATION.  The remaining terms and provisions of the Agreement and are ratified and confirmed by Seller and Buyer and are incorporated in this Amendment by reference as if set forth fully herein.

2

[SIGNATURE PAGE TO FOURTH AMENDMENT

TO PURCHASE AND SALE AGREEMENT]

This Amendment has been entered into as of the day and year first above written.

BUYER:

BAINBRIDGE COMMUNITIES ACQUISITION I, LLC, a Florida limited liability company

By:	/S/ Robert W. Gaherty

Name:	Robert W. Gaherty

Title:	Authorized Representative

Dated: August 3, 2012

SELLER:

BOULEVARD FOREST & TREES LLC, a North Carolina limited liability company

By:	/S/ Marc D. Waldroup

Name:	Marc D. Waldroup

Title:	Vice President

Dated: August 3, 2012

3

FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Fifth Amendment to Purchase and Sale Agreement (“Amendment”) is entered into between BOULEVARD FOREST & TREES LLC, a North Carolina limited liability company (“Seller”), and BAINBRIDGE COMMUNITIES ACQUISITION I, LLC, a Florida limited liability company (“Buyer”).

BACKGROUND

Seller and Buyer entered into Purchase and Sale Agreement with an effective date of March 5, 2012 (“Purchase Agreement”), as amended by that certain First Amendment to Purchase and Sale Agreement dated July 6, 2012 (“First Amendment”), that certain Second Amendment to Purchase and Sale Agreement dated July 20, 2012 (“Second Amendment”), that certain Third Amendment to Purchase and Sale Agreement dated July 27, 2012 (“Third Amendment”) and that certain Fourth Amendment to Purchase and Sale Agreement dated August 3, 2012 (“Fourth Amendment”, and together with the First Amendment, Second Amendment, Third Amendment and Purchase Agreement, the “Agreement”). Seller and Buyer desire to amend the Agreement as more particularly set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      RECITALS.  The above stated recitals are true and correct and are incorporated herein by this reference.

2.      DEFINED TERMS.  Capitalized terms which are not defined in this Amendment shall have the same meaning as defined in the Agreement. The term “Agreement” shall include this Amendment.

3.      RECIPROCAL EASEMENT AND OPERATION AGREEMENT.  Reference is made to paragraph 6 of the Response Letter (as defined in the First Amendment), wherein Seller recognizes the Item 8 Exception (as defined in the First Amendment). The parties agree that Buyer will have the right and option to cancel the Agreement upon written notice to Seller if Seller is unable to cure the Item 8 Exception to Buyer’s written satisfaction by August 24, 2012. Upon such cancellation, the Earnest Money Deposit shall be returned to Buyer and all rights and liabilities arising under the Agreement shall automatically terminate, with the exception of the obligations which expressly survive termination of the Agreement.

4.      MISCELLANEOUS TERMS.  In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control. Except as amended and modified herein, the remaining terms and provisions of the Agreement shall remain in full force and effect as originally set forth therein. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which, together, shall constitute one instrument. For the purposes of this Amendment, an executed facsimile counterpart copy of this Amendment shall be deemed an original for all purposes. The remaining terms and provisions of the Agreement and are ratified and confirmed by Seller and Buyer and are incorporated in this Amendment by reference as if set forth fully herein.

[SIGNATURE PAGE TO FIFTH AMENDMENT

TO PURCHASE AND SALE AGREEMENT]

This Amendment has been entered into as of the day and year first above written.

BUYER:

BAINBRIDGE COMMUNITIES ACQUISITION I, LLC, a Florida limited liability company

By:	/S/ Thomas Keady

Name:	Thomas Keady

Title:	Vice President

Dated: August 17, 2012

SELLER:

BOULEVARD FOREST & TREES LLC, a North Carolina limited liability company

By:	/S/ Michael Waldroup

Name:	Michael Waldroup

Title:	Project Manager/Registered Agent

Dated: August 17, 2012

2

SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Sixth Amendment to Purchase and Sale Agreement (“Amendment”) is entered into between BOULEVARD FOREST & TREES LLC, a North Carolina limited liability company (“Seller”), and BAINBRIDGE COMMUNITIES ACQUISITION I, LLC, a Florida limited liability company (“Buyer”).

BACKGROUND

Seller and Buyer entered into Purchase and Sale Agreement with an effective date of March 5, 2012, as amended by that certain First Amendment to Purchase and Sale Agreement dated July 6, 2012, that certain Second Amendment to Purchase and Sale Agreement dated July 20, 2012, that certain Third Amendment to Purchase and Sale Agreement dated July 27, 2012, that certain Fourth Amendment to Purchase and Sale Agreement dated August 3, 2012 and that certain Fifth Amendment to Purchase and Sale Agreement dated August 17, 2012 (collectively, the “Agreement”). Seller and Buyer desire to amend the Agreement as more particularly set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      RECITALS.  The above stated recitals are true and correct and are incorporated herein by this reference.

2.      DEFINED TERMS.  Capitalized terms which are not defined in this Amendment shall have the same meaning as defined in the Agreement. The term “Agreement” shall include this Amendment

3.      CLOSING DATE.  The Closing Date is hereby modified to mean “60 days from the date of Buyer’s receipt of the City Approvals, provided however that in no event shall the Closing Date be later than March 29, 2013, unless extended pursuant to Section 6.1”.

4.      MISCELLANEOUS TERMS.  In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control. Except as amended and modified herein, the remaining terms and provisions of the Agreement shall remain in full force and effect as originally set forth therein. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which, together, shall constitute one instrument. For the purposes of this Amendment, an executed facsimile counterpart copy of this Amendment shall be deemed an original for all purposes. The remaining terms and provisions of the Agreement and are ratified and confirmed by Seller and Buyer and are incorporated in this Amendment by reference as if set forth fully herein.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

[SIGNATURE PAGE TO SIXTH AMENDMENT

TO PURCHASE AND SALE AGREEMENT]

This Amendment has been entered into as of the day and year first above written.

BUYER:

BAINBRIDGE COMMUNITIES ACQUISITION I, LLC, a Florida limited liability company

By:	/S/ Thomas Keady

Name:	Thomas Keady

Title:	Vice President

Dated: December 12, 2012

SELLER:

BOULEVARD FOREST & TREES LLC, a North Carolina limited liability company

By:	/S/ Michael Waldroup

Name:	Michael Waldroup

Title:	Registered Agent

Dated: December 11, 2012

2